Exhibit 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after
November 17, 2003	November 17, 2008

GENESOFT PHARMACEUTICALS, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

FOR VALUE RECEIVED, this Warrant is issued to Genome Therapeutics Corp., a Massachusetts corporation, or its assigns (the “Holder”) by GeneSoft Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

This Warrant is issued pursuant to that certain Promissory Note issued by the Company to the Holder and dated as of the date hereof (the “Promissory Note”). The Company, the Holder and the other parties thereto have entered into an Agreement and Plan of Merger and Reorganization dated the date hereof (the “Merger Agreement”), and capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement.

For purposes of this Warrant, an “Adverse Termination Event” shall be deemed to have occurred if the Merger Agreement is terminated by Holder pursuant to (i) Section 8.01(b) of the Merger Agreement, but only if the primary reason that the Effective Time has not occurred prior to April 30, 2004 is a result of the failure by the Company to satisfy a condition set forth in Sections 7.02(c), (f), (g), (i), (l), (m) or (n) of the Merger Agreement; (ii) Section 8.01(d) of the Merger Agreement; (iii) Section 8.01(f) of the Merger Agreement; or (iv) Section 8.01(h) of the Merger Agreement.

ARTICLE VIPurchase of Shares.

(a) Number of Shares of Company Stock. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to 457,838 fully paid and nonassessable shares of common stock, $0.0001 par value, of the Company (“Company Stock”), as adjusted pursuant to Section 6 hereof.

(b) Exercise Price. The purchase price for the shares of Company Stock issuable pursuant to this Section 1 shall be $3.39 per share of Company Stock. The number of shares of Company Stock purchasable under this Warrant and the purchase price of such Company Stock shall be subject to adjustment pursuant to Section 6 hereof. Such purchase price, as adjusted from time to time, is herein referred to as the “Exercise Price.”

ARTICLE VIIExercise Period. This Warrant shall be exercisable at any time following an Adverse Termination Event and shall expire on the fifth anniversary of the date hereof; provided, however, that, subject to Section 3(d), this Warrant shall no longer be exercisable and shall become null and void upon the consummation of a Corporate Transaction (as defined below) or the closing of the issuance and sale of shares of equity securities of the Company in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Initial Public Offering”). In the event of a Corporate Transaction or Initial Public Offering, the Company shall notify the Holder at least ten (10) days prior to the consummation of such Corporate Transaction or Initial Public Offering. For purposes of this Warrant, a “Corporate Transaction” shall mean (i) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) and pursuant to which the holders of the outstanding voting securities of the Company as constituted immediately prior to such consolidation, merger or other transaction fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such consolidation, merger or other transaction, or (ii) a sale of all or substantially all of the assets of the Company.

ARTICLE VIIIMethod of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

VIII.01.a.1 the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

VIII.01.a.2 the payment to the Company of an amount equal to the aggregate Exercise Price for the number of shares of Company Stock being purchased.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Company Stock shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Company Stock represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

VIII.01.c.1 a certificate or certificates for the number of shares of Company Stock to which such Holder shall be entitled, and

VIII.01.c.2 in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Company Stock equal to the number of such shares of Company Stock called for on the face of this Warrant minus the number of shares of Company Stock purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

(d) Notwithstanding the provisions of Section 2, if the Holder has not exercised this Warrant prior to the closing of a Corporate Transaction or an Initial Public Offering, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 4, without any further action on behalf of the Holder, immediately prior to the closing of any such transaction.

ARTICLE IXNet Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder the number of shares of Company Stock computed using the following formula:

X=	Y(A-B)
A

Where

X =	The number of shares of Company Stock to be issued to the Holder.

Y =	The number of shares of Company Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation).

A =	The fair market value of one (1) share of Company Stock (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, the fair market value of a share of Company Stock shall mean the average of the closing price of Company Stock quoted in the over-the-counter market in which the Company Stock is traded or the closing price quoted on any exchange or electronic securities market on which the Company Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Company Stock was traded over-the-counter or on such exchange). In the event that this Warrant is exercised pursuant to this Section 4 in connection with the Company’s Initial Public Offering, the fair market value per share of Company Stock shall be the per share offering price to the public of the Company’s Initial Public Offering. If the Company Stock is not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be the price per share of Company Stock that the Company could obtain from a willing buyer for Company Stock sold by the Company from authorized but unissued Company Stock, as such prices shall be determined in good faith by the Company’s Board of Directors.

ARTICLE XCovenants of the Company.

(a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) Covenants as to Exercise Shares. The Company covenants and agrees that all shares of Company Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will, at all times after the issuance but prior to the expiration of this Warrant, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Company Stock to provide for the exercise of the rights represented by this Warrant. If, at any time after the issuance but prior to the expiration of this Warrant, the number of authorized but unissued shares of Company Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized but unissued shares of Company Stock to such number of shares as shall be sufficient for such purposes.

(c) No Impairment. Except and to the extent waived or consented to by the Holder, or as otherwise permitted under the terms hereof, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

ARTICLE XIAdjustment of Exercise Price and Number of Shares. The number and kind of shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Company Stock, by split-up or otherwise, or issue additional shares of its Company Stock as a dividend with respect to any shares of its Company Stock, the number of shares of Company Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of shares of Company Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the shares purchasable upon exercise of this Warrant that is payable in (i) securities of the Company (other than issuances with respect to which adjustment is made under Section 6(a)), or (ii) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Company Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

(c) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share of Company Stock payable hereunder, provided the aggregate Exercise Price shall remain the same.

(d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Company Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

ARTICLE XIINo Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

ARTICLE XIIINo Stockholder Rights. Prior to exercise of this Warrant and pursuant to the terms of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Company Stock, including (without limitation) the right to vote such Company Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company. Nothing in this Section 8 shall be deemed to modify any rights Holder may have pursuant to any other agreement with the Company, including, without limitation, the Promissory note and the Merger Agreement.

ARTICLE XIVTransfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained in the Merger Agreement, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

ARTICLE XVGoverning Law. This Warrant shall be governed by and construed under the laws (other than the conflict of laws rules) of the State of New York.

ARTICLE XVISuccessors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

ARTICLE XVIITitles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

ARTICLE XVIIINotices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 13):

If to the Company:

GeneSoft Pharmaceuticals, Inc.

7300 Shoreline Court

South San Francisco, CA 94080

Attention: David B. Singer

If to Holders:

Genome Therapeutics Corp.

100 Beaver Street

Waltham, MA 02453

Attention: Chief Financial Officer

Facsimile No.: (781) 893-8277

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Patrick O’Brien

Facsimile No.: (617) 951-7050

ARTICLE XIXAmendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon the parties hereto, their successors and assigns.

ARTICLE XXSeverability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

ARTICLE XXIRepresentations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a) Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Company in reliance upon the Holder’s representation to the Company that the Warrant and the Company Stock issuable upon exercise of the Warrant (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(b) Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(c) Investment Experience. The Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(d) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

(e) Further Limitations on Disposition. Unless there is then in effect a registration statement under the Act covering a proposed disposition of Securities and such disposition is made in accordance with such registration statement, the Holder agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Section 16 (and, only in the event of a transfer of this Warrant, agreed in writing to be bound by the terms of this Warrant) and the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

(f) Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933,

AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

GENESOFT PHARMACEUTICALS, INC.

By:
David B. Singer
Chairman and Chief Executive Officer

Address:	7300 Shoreline Court
South San Francisco, CA 94080

ACKNOWLEDGED AND AGREED:

GENOME THERAPEUTICS CORP.

By:
Name:
Title:

NOTICE OF EXERCISE

GeneSoft Pharmaceuticals, Inc.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

                      shares of Company Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Company Stock in full, together with all applicable transfer taxes, if any.

         Net Exercise the attached Warrant with respect to              shares of Company Stock.

HOLDER:

Date:	By:

Address:
Name in which shares should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)
Address:
(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.